Exhibit 10.5

HALBERD CORPORATION, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into this 28th day of January, 2009, by and between Mark S. Lundquist, a Michigan resident (“Lundquist”), and Halberd Corporation, Inc., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, the Company operates as a Holding Company with the operations in subsidiaries under the umbrella of the Company; and

WHEREAS, Lundquist has obtained certain unique and particular talents in all aspects of managing companies; and

WHEREAS, the Company desires to employ Lundquist as employee, and Lundquist desires to be employed by the Company, subject to the terms, conditions and covenants hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, representations, and covenants described herein, and in consideration of the recitals above, which are incorporated herein by reference, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties hereby agree as fellows:

1.    Employment. Subject to all of the terms and conditions of this Agreement, the Company agrees to employ Lundquist as the President & Chief Operating Officer and Lundquist hereby accepts such employment and appointment.

2.    Duties.  Lundquist will make the best use of his energy, knowledge and training in advancing the Company’s interests.   Lundquist will work full-time for the Company and diligently and conscientiously perform the duties of President & Chief Operating Officer, and such other positions within the general guidelines as determined by the Company’s Board of Directors. Lundquist will keep the Company informed of any other business activities or outside employment, and will promptly restrict or stop any activity or employment that might conflict with the Company’s interests upon written notice of the Board of Directors.

3.             Term.  Subject to earlier termination in accordance with Section 4 below, this Agreement shall take effect as of the date hereof and shall remain in effect for a period of Three (3) years. This Agreement shall automatically renew for successive one (1) year periods after such initial term, unless and until terminated by either the Board of Directors as prescribed in the Company’s by-laws or by Lundquist by written letter to the Chairman with thirty (30) days notice.

4.             Termination. Subject to the respective continuing obligation of the Company and Lundquist under Section 6 and 7 below:

(a)
The Company may terminate this Agreement upon written notice to Lundquist without “Cause” or because of a Change in Control (as defined in 4d below) shall result in Termination payments to Mr. Lundquist equal to 100% of base salary plus premiums on health insurance for either (i) the immediate 18-month period following the date of termination if termination occurs in the first 24 months of employment or (ii) the 12-month period beginning on the date of termination if termination occurs after the first 24 months of employment.  Such amount will be paid in a lump sum on termination in consideration for an 18-month or 12-month non-compete agreement, depending on the period for determining the termination payment. In the event the company waives its non-compete rights, then the company shall pay Mr. Lundquist an amount equal to his normal pay for a period of 12-months post termination;

(b)
The Company may terminate this Agreement immediately upon written notice to Lundquist for cause, which is hereby defined as (i) the willful commission of an act of fraud or embezzlement against the Company, (ii) conviction or plea of nolo contendere of a crime constituting a felony, (iii) the commission of actions involving willful malfeasance or gross misconduct in connection with Mr. Lundquist’s employment and (iv) the material default in performance of the employment agreement by Mr. Lundquist which has not been cured within 30 days following written notice from the Company to Mr. Lundquist specifying the nature of the default; provided, that in the event the Company provides Mr. Lundquist with such written notice, Mr. Lundquist will have a right to make a presentation to the Board, either personally or through counsel, to present his viewpoint on the issue prior to any final decision being made by the Board;

(c)
The Company may terminate this Agreement upon 12-weeks written notice to Lundquist in the event that Lundquist has been determined by a certified medical review board to be disabled in such a way that no reasonable accommodations can be made to allow him to be capable of performing his duties hereunder.  However, the Board, in its sole discretion, may extend the period of any compensation or benefits;

(d)
Termination because of “Change in Control.” a “Change in Control” as defined by the Company’s by-laws or by the laws of the State in which the Company is incorporated as in effect on the date of Mr. Lundquist’s employment; provided, however, that notwithstanding the foregoing, a Change in Control shall not include the following:  (i) any transaction (or series of related transactions) in which the stockholders of the Company (or their affiliates) immediately prior thereto own, directly or indirectly, at least 50% of the outstanding voting power of the surviving or acquiring entity (or any parent entity) immediately thereafter; or (ii) any transaction the primary purpose of which is to generate financing for the Company; and

(e)	This Agreement will terminate upon the death of Lundquist.

5.           Compensation.

(a)
Salary.  Lundquist shall receive an annual base salary of $120,000 to be paid as per the Company’s usual and standard payroll practices, with an annual salary increase of not less than the national average for the Cost of Living Index for the positions as described in Section 1 above. Further, upon an effective Form S-1, and with Board of Director approval, Lundquist base salary shall increase $240,000 per annum.  The Board of Directors will conduct an annual performance and salary review of Lundquist.

(b)
Bonus. The Board of Directors shall determine the amount of bonuses to be paid, if any, based upon the individual’s performance and the Company’s performance, during each calendar year. For 2009 and for each successive annual period completed, Mr. Lundquist will be eligible for bonus payments of up to 80% of his annual base salary.  Such payments shall be determined by the Board, based upon achievement of the annual business objectives set by the Company’s Board of Directors.

(c)
Benefits.  Health Insurance:  The Company will either provide a health insurance program that will be available to the individual and his family members and/or will compensate the individual for such health insurance.  The Company and Lundquist will agree upon the amount of such program. Life Insurance: The Company shall purchase and maintain a minimum of $500,000 in life insurance and Lundquist shall name the Company as beneficiary.  Disability Insurance: The Company shall maintain a policy for both short-term and long-term disability.  Long-term disability benefit shall be equivalent to a minimum of 66% of the highest annual gross salary earned during the previous 12-month period.  Short-term disability shall be equivalent to the entire base-salary for the short-term disability period.   Retirement: It is the intent of the Board of Directors to review, evaluate and adopt a retirement program for its officers within the next 12-months.  Further, the Board of Directors shall review all benefit programs at least annually and reserves the right to modify any benefits based upon the financial condition of the Company.  If any modification to any benefit is determined, Mr. Lundquist shall be notified at least 30-days in advance of any changes taking place.

(d)
Vacation & Holidays:   The Company will provide Lundquist with 3–weeks paid vacation time per annum which must be used in that annual period.  Lundquist must schedule all vacation times with the Board of Directors and may not take more than two weeks consecutively without permission from the Board of Directors.  Any unused vacation shall not accrue without written consent of the Board of Directors and shall be paid as a cash bonus to Lundquist.  Lundquist must use at least 50% of his allotted vacation time within each annual period.   Holiday schedule shall be determined by the Board of Directors.

(e)
Car expense. The Company will reimburse Lundquist for an automobile to include insurance, gas, maintenance expenses and miscellaneous expenses for such use. The total cost, per month, for the automobile will not exceed $750.00. The costs for insurance, maintenance, and gas will be in addition to the monthly expense to a maximum combined total cost of $1,200.

(f)
Expense Reports and Company Credit Card:  The Company shall supply Lundquist with a Company Credit Card for use when doing business on behalf of the Company.  Lundquist shall submit a monthly expense report with in 5-business days of the end of each month to the CFO reflecting all expenses including those paid using the Company Credit Card. Expenses shall be limited to those expressly used in connection with Company business.  Should it be determined that expenses either reimbursed or paid for using the Company provided Credit Card were for personal use or benefit, the Company, at its option, shall either (i) deduct the personal expenses from Mr. Lundquist’s base salary through payroll deduction; or, (ii) add such amounts including any interest or penalties charged by the creditor to Mr. Lundquist’s end of year W2 as a wages earned.

(g)	Relocation expense. None.

(h)
Stock compensation.  The Board of Directors intends to develop and implement a performance based stock compensation program for Directors, Officers and non-officer employees and affiliates within 18-months of the signing of this Agreement.  The Board of Directors may also grant stock options and warrants to Lundquist with the price of the options or warrants to be established by the Company and within the general guidelines which govern the securities.   The shares may be issued pursuant to an exemption from registration under the Securities Act of 1933 (the “1933 Act”) and from registration under any and applicable state securities laws.  The certificates representing the Shares shall bear the restrictive legend set forth in Rule 144 of the Rules and Regulation of the 1933 Act and any appropriate legend required under applicable state securities laws.  The shares shall vest in favor of Lundquist as determined by the Board of Directors.  The amount of stock options and warrants issued shall be determined at least annually by the Board of Directors and issued at least annually.

6.           Confidential Information.

(a)
“Confidential Information” as used in this Section 6, means information that is not generally known and that is proprietary to the Company of which Lundquist is obligated to treat as proprietary.  Any information that Lundquist reasonably considers Confidential Information, or that the Company treats as Confidential Information, will be presumed to be Confidential Information (whether Lundquist or others originated it and regardless of how Lundquist obtained it).

(b)
Except as specifically permitted by an authorized officer of the Company or by written Company policies, Lundquist will not, either during his employment by the Company or for the period of compensation stated in Section 4a above thereafter, use Confidential Information for any purpose other than the business of the Company or disclose it to any person who is not also an employee of the Company.  When Lundquist’s employment with the Company terminates, he will promptly deliver to the Company all records and any customer lists, compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information, including all copies, reproductions and specimens of the Confidential Information in Lundquist’s possession, regardless of who prepared the information, and will promptly deliver any other property of the Company in Lundquist possession, whether or not Confidential Information.

7.          Conflict of Interest.    Lundquist agrees that he will not directly or indirectly transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity, except for transactions with entities currently transacting business with the Company, and consistent with past practice, or except as otherwise approved by the Board of Directors.

8.          No Adequate Remedy.   Lundquist understands and agrees that a failure of Lundquist to fulfill his obligations under this Agreement may cause harm to the Company.  Further, damages to the Company may be very difficult to determine.  Therefore, in addition to any other rights or remedies available by law to the Parties to this Agreement, Lundquist and Company hereby consent to binding Arbitration in the State where the Company is then headquartered for the specific enforcement of this Agreement.

9.           Miscellaneous.

(a)
Successors and Assigns. This Agreement is binding on and inures to the benefit of the Company’s successors and assigns, all of which are included in the term the “Company” as is used in this Agreement; provided, however, that the Company may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business.

(b)	Modification. This Agreement may be modified or amended only in writing, signed by the Chairman of the Board of Directors and Lundquist.

(c)
Governing Law.   The laws of the State where the Company is then legally and lawfully headquartered will govern the validity and performance of this Agreement.  Any legal proceedings related to this Agreement will be brought in an appropriate court, and both the Company and Lundquist hereby, consent to the exclusive jurisdiction of that court for this purpose.

(d)
Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but, if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.   If any part of any covenant or other provision in this Agreement is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that the court shall substitute a judicially enforceable limitation in its place, and that as so modified the covenant shall be binding upon the parties as if originally set forth herein.

(e)
Waivers.   No failure or delay by either the Company or Lundquist in exercising any rights or remedy under this Agreement will waive any provision of the Agreement, nor will any single or partial exercise by either the Company or Lundquist of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

(f)	Headings. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

(g)
Entire Agreement.   This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the parties concerning the matters in this Agreement, including without limitation any policy or personnel manuals of the Company.

(h)
Notices.  All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, overnight courier, facsimile, or mailed certified or registered mail with postage prepaid, to the addresses set forth below:

If to the Company:	Halberd Corporation, Inc. 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025 Attention: Leland Thomas

With a copy to:	Anslow & Jaclin 195 Route 9 South Manalapan, NJ 07726 TEL: 732-409-1212 FAX: 732-577-1188

If to Lundquist:	Mark S. Lundquist 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025 Attention: Mark S. Lundquist

IN WITNESS WHEREOF, the Company and Lundquist have executed this Employment Agreement as of the date first above written.

Halberd Corporation, Inc.	Mark S. Lundquist

By: /s/ John C. Maddox	By: /s/ Mark S. Lundquist
Name: John C. Maddox	Name: Mark S. Lundquist
Title: Treasurer